Press Release
Media contact:	Investor Contact:
Mike Jacobsen, APR	Chris Sikora
+1 330 490-4498	+1 330 490-4242
michael.jacobsen@dieboldnixdorf.com	christopher.sikora@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
May 7, 2025

Diebold Nixdorf Reports First Quarter Financial Results, Growing Backlog Through Strong Orders and Positive Free Cash Flow; Maintains Full-Year Outlook While Monitoring Dynamic Business Environment
Please visit www.dieboldnixdorf.com/earnings for a presentation and additional content

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE:DBD), a world leader in transforming the way people bank and shop, today reported its 2025 first quarter financial results.

First Quarter Highlights
•Strong Q1 '25 financial performance, with results in line with expectations
◦Order entry up 36% YoY, with product backlog increasing to ~$900 million, supporting strong second-half 2025 revenue outlook
◦Revenue of $841.1 million, in line with expectations
◦Gross margin (GAAP) of 24.1%, or 25.3% (non-GAAP), representing YoY expansion of 80 basis points (GAAP), or 20 basis points on a non-GAAP basis, primarily driven by the impact of lean operations
◦Net cash provided from operating activities (GAAP) of $15.7 million; free cash flow (non-GAAP) of $6.1 million, representing a solid start to delivering ~$200 million in free cash flow — nearly doubling YoY
◦Net loss (GAAP) of $(7.5) million; adjusted EBITDA (non-GAAP) of $87.3 million, in line with expectations
•Executing on initial $100 million share repurchase authorization to return capital to stockholders; repurchased approximately $8 million in March
•Completed successful Investor Day in February, detailing three-year outlook and strategic framework; gaining traction on key priorities with significant runway
•Company maintaining 2025 full-year financial outlook and monitoring the impact of current U.S. tariff policy

Management Commentary
Octavio Marquez, Diebold Nixdorf president and chief executive officer, said: "We delivered another strong operational performance in the first quarter. Market demand remains robust as we grew order entry by double-digits — driven by cash recycler adoption and improving activity for retail self-service solutions. Additionally, this quarter marks the first time Diebold Nixdorf has delivered positive first-quarter free cash flow in the company's history, which is a testament to the disciplined execution of our global teams."

Marquez continued, "Based on our solid start to the year, we are maintaining our previous financial outlook for 2025, which incorporates our estimated impact of U.S. tariff policy. We remain well-positioned to respond to, and mitigate, these impacts given our existing local-to-local manufacturing strategy and culture of continuous operational improvement. I am very proud of our people and our ability to manage the business with agility, and I am confident we will meet our objectives while keeping the customer at the center of everything we do."

Key First Quarter Business Highlights
•Strong activity in Banking during the quarter, with significant wins in all geographies as financial institutions continue investing in branch automation with DN Series® recycling ATMs and supporting service agreements.
•Retail continued to generate demand for self-checkout and POS solutions with wins across Europe, while adding resources to strengthen our position in North America -- including launch of a production line at our North Canton, Ohio-based manufacturing facility to meet in-market needs.
•Conducted lean Kaizen events in Canada, U.S., Mexico, Brazil, Germany and India focused on safety and leading to productivity increases in product and service operations.
•Recognized for outstanding contributions to banking technology, winning multiple 2025 Global Banking & Finance Awards® for ATM Services and Banking Technology Solutions.

Maintaining and Monitoring Full-Year 2025 Financial Outlook

Current Guidance
Total Revenue	Flat to up low single-digits
Adjusted EBITDA [1,2]	$470M - $490M
Free Cash Flow[2]	$190M - $210M

Company maintaining and monitoring 2025 full-year financial outlook; visibility affected by uncertainty presented by U.S. tariff policy. Total revenue guidance includes:
•Banking and Retail up low-single digits YoY in constant currency, with Retail recovery in 2H 2025
•Revenue weighted towards back-half of year with a 45% 1H / 55% 2H
•Expect continued FX volatility, primarily from the Euro and the Brazilian Real

1 - See Note 1 below for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets, and Note 2 for adjusted EBITDA and adjusted net income (loss).

2 - With respect to the company’s adjusted EBITDA and free cash flow outlook for 2025, it is not providing reconciliations to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude future restructuring and refinancing actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Octavio Marquez, president and chief executive officer, and Tom Timko, executive vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. ET. Registration for the earnings call is available at https://registrations.events/direct/Q4I614380. After registering, you will receive an individualized dial-in number and PIN. The webcast is available at www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE:DBD) automates, digitizes and transforms the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 21,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

LinkedIn: www.linkedin.com/company/diebold
X: @DieboldNixdorf
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial information presented in accordance with GAAP, the Company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, Non-GAAP operating profit margin, adjusted diluted earnings per share, free cash flow (use) and free cash flow conversion, net debt, EBITDA, adjusted EBITDA, and constant currency results. The Company calculates constant currency by translating the prior year results at current year exchange rates. The Company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the Company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The Company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the Company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development and changes in cash of assets held for sale and the use of cash for M&A, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. Free Cash Flow Conversion is a liquidity ratio that measures the Company's ability to convert operating profits into free cash flow and is calculated as Free Cash Flow over Adjusted EBITDA. For more information, please refer to the section, "Notes for Non-GAAP Measures."

Forward-Looking Statements

This press release may contain statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company's expected future performance (including expected results of operations and financial guidance), future financial condition, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company's future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect the Company's results include, among others:
•the success of the Company's new products and services, including its Branch Automation Solutions for banking, cash recycling technology, DN Series® EASY family of retail checkout solutions and Vynamic® Smart Vision technology;
•the Company’s ability to successfully execute on its digitally enabled hardware, services and software strategy;
•the Company’s ability to generate sufficient cash flows to refinance its indebtedness, fund its operations and make adequate capital investments;
•the ultimate benefits of the Company’s continuous improvement programs and other cost savings plans;

•risks related to our international operations, including geopolitical instability and wars;
•developments from recent and potential changes in U.S. trade policies and trade policies of other countries, including with respect to tariffs;
•the impact of the proliferation of payment options other than cash, which could result in a reduced need for cash in the marketplace and a resulting decline in the usage of ATMs;
•the impact of increased energy, raw material and labor costs;
•the impact of competitive pressures, including pricing pressures and the introduction of new products and services by our competitors;
•the impact of a cybersecurity incident or operational failure on the Company's business;
•challenges associated with the use of artificial intelligence in the Company’s business;
•the Company's reliance on suppliers, subcontractors and availability of raw materials and other components;
•the Company’s reliance on third parties, including to provide security systems and systems integration as well as outsourced business processes and other financial services;
•the Company’s ability to attract, retain and motivate key employees;
•the impact of additional tax expense or exposures;
•the potential for additional pension liability or expense associated with low investment performance by the Company’s pension plan assets;
•the Company's success in executing potential acquisitions, investments or partnerships and divestitures;
•the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the company's favor at the lower court level in 2022) and the merger/squeeze-out (which was dismissed in the Company's favor at the lower court level in 2023);
•the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce the Company's customer base and/or adversely affect its customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the company's operations;
•the Company's ability to maintain effective internal controls;
•the impact of regulatory and financial risks related to climate change;
•the impact of an adverse determination that the Company's services, products or manufacturing processes infringe the intellectual property rights of others, or the Company’s failure to enforce its intellectual property rights;
•the Company’s exposure to liabilities under the FCPA or other worldwide anti-bribery laws;
•the effect of changes in law and regulations or the manner of enforcement in the United States and internationally and the Company's ability to comply with applicable laws and regulations; and
•other factors included in the Company’s filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2024.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Summary Financial Results (Unaudited)

	Three months ended
	March 31, 2025		March 31, 2024		% Change
($ in millions)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP
Total net sales	$841.1	$841.1	$895.4	$897.1	(6.1)	(6.2)
Gross profit	$202.4	$213.2	$208.6	$225.1	(3.0)	(5.3)
Gross margin	24.1%	25.3%	23.3%	25.1%	80 bps	20 bps
Selling and administrative expense	$151.8	$145.3	$161.6	$137.6	(6.1)	5.6
Research, development and engineering expense	$22.7	$20.3	$24.2	$21.2	(6.2)	(4.2)
Operating profit (loss)	$29.6	$47.9	$23.8	$66.3	24.4	(27.8)
Operating margin	3.5%	5.7%	2.7%	7.4%	80 bps	(170) bps

Net income (loss)	$(7.5)	$3.3	$(14.0)	$14.1	46.4	(76.6)
Adjusted EBITDA		$87.3		$103.3		(15.5)

	Three months ended
($ in millions)	March 31, 2025	March 31, 2024	% Change
Net cash provided (used) by operating activities	$15.7	$(23.5)	166.8
Capital expenditures	(7.9)	(6.7)	(17.9)
Capitalized software development	(1.7)	(6.2)	72.6
Free cash flow (use) (Non-GAAP measure)	$6.1	$(36.4)	116.8

1 - See Note 1 under Notes for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets and Note 2 for adjusted EBITDA and net income (loss).

Financial Results of Operations and Segments

Revenue Summary by Reportable Segment & Business Line - Unaudited

	Three months ended
	March 31,
($ in millions)	2025	2024	2024 in CC2	% Change	% Change in CC
Banking
Services	$382.2	$386.6	$376.1	(1.1)%	1.6%
Products	247.3	262.2	254.4	(5.7)%	(2.8)%
Total Banking Revenue	$629.5	$648.8	$630.5	(3.0)%	(0.2)%

Retail
Services	$126.3	$138.2	$135.4	(8.6)%	(6.7)%
Products	85.3	108.4	106.2	(21.3)%	(19.7)%
Total Retail Revenue	$211.6	$246.6	$241.6	(14.2)%	(12.4)%

Total by Business Line
Services	$508.5	$524.8	$511.5	(3.1)%	(0.6)%
Products	332.6	370.6	360.6	(10.3)%	(7.8)%
Total Revenue	$841.1	$895.4	$872.1	(6.1)%	(3.6)%

[2] - The company calculates constant currency (CC) by translating the prior-year period results at current year exchange rates.

Operating Profit Summary - Unaudited

	Three months ended
	March 31, 2025		March 31, 2024		Change
($ in millions)	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP			Non-GAAP
Services	$508.5	$508.5	$524.8	$524.8		$(16.3)			$(16.3)
Products	332.6	332.6	370.6	372.3	(38.0)			(39.7)
Total net sales	$841.1	$841.1	$895.4	$897.1		$(54.3)			$(56.0)

Services	$117.2	$127.7	$116.1	$132.4		$1.1			$(4.7)
Products	85.2	85.5	92.5	92.7	(7.3)			(7.2)
Total gross profit	$202.4	$213.2	$208.6	$225.1		$(6.2)			$(11.9)

Services	23.0%	25.1%	22.1%	25.2%	90	bps		(10)	bps
Products	25.6%	25.7%	25.0%	24.9%	60	bps		80	bps
Total gross margin	24.1%	25.3%	23.3%	25.1%	80	bps		20	bps

Selling and administrative expense	$151.8	$145.3	$161.6	$137.6		$(9.8)			$7.7
Research, development and engineering expense	22.7	20.3	24.2	21.2	(1.5)			(0.9)
Other operating expenses	(1.7)	(0.3)	(1.0)	—	(0.7)			(0.3)
Operating expenses	$172.8	$165.3	$184.8	$158.8		$(12.0)	$—		$6.5

Operating profit	$29.6	$47.9	$23.8	$66.3	5.8			(18.4)
Operating margin	3.5%	5.7%	2.7%	7.4%

Adjusted EBITDA		$87.3		$103.3				(16.0)
Adjusted EBITDA margin		10.4%		11.5%

[3] - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sales of assets, net, and impairment of assets.

Gross Margin by Segment - Unaudited (Non-GAAP)
	Three months ended
	March 31, 2025		March 31, 2024
($ in millions)	Banking	Retail	Banking	Retail
Services	$382.2	$126.3	$386.6	$138.2
Products	247.3	85.3	262.2	110.1
Total net sales	$629.5	$211.6	$648.8	$248.3

Services	$93.3	$34.4	$94.1	$38.4
Products	68.2	17.3	71.1	21.6
Total gross profit	$161.5	$51.7	$165.2	$60.0

Services	24.4%	27.2%	24.3%	27.8%
Products	27.6%	20.3%	27.1%	19.6%
Total gross margin	25.7%	24.4%	25.5%	24.2%

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION- UNAUDITED
(in millions)

	3/31/2025	12/31/2024
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$320.2	$311.3
Short-term investments	8.1	16.9
Trade receivables, less allowances for doubtful accounts	602.6	588.5
Inventories	553.0	528.1
Other current assets	243.3	223.1
Total current assets	1,727.2	1,667.9
Securities and other investments	6.6	7.0
Property, plant and equipment, net	130.7	128.1
Deferred income taxes	70.1	69.5
Goodwill	603.9	586.4
Customer relationships and other intangible assets, net	784.0	778.6
Other assets	303.1	306.0
Total assets	$3,625.6	$3,543.5

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$449.5	$460.2
Deferred revenue	385.0	320.7
Other current liabilities	449.0	485.4
Total current liabilities	1,283.5	1,266.3

Long-term debt	928.7	927.3
Other liabilities	422.4	411.7

Total Diebold Nixdorf shareholders' equity	984.0	929.8
Noncontrolling interests	7.0	8.4
Total equity	991.0	938.2
Total liabilities and equity	$3,625.6	$3,543.5

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF EARNINGS (LOSS) - UNAUDITED
(in millions, except per share amounts)

	Three months ended
	March 31, 2025	March 31, 2024
Net sales
Services	$508.5	$524.8
Products	332.6	370.6
Total	841.1	895.4
Cost of sales
Services	391.3	408.7
Products	247.4	278.1
Total	638.7	686.8
Gross profit	202.4	208.6
Gross margin	24.1%	23.3%
Operating expenses
Selling and administrative expense	151.8	161.6
Research, development and engineering expense	22.7	24.2
Other operating income	(1.7)	(1.0)
Total	172.8	184.8
Percent of net sales	20.5%	20.6%
Operating profit	29.6	23.8
Operating margin	3.5%	2.7%
Other income (expense)
Interest income	1.5	4.2
Interest expense	(21.5)	(43.6)
Foreign exchange gain (loss), net	(18.5)	0.4
Miscellaneous gain, net	1.5	1.0
Total other income (expense)	(37.0)	(38.0)
Loss before taxes	(7.4)	(14.2)
Income tax benefit	(2.2)	(3.1)
Equity in loss of unconsolidated subsidiaries, net	(2.3)	(2.9)
Net loss	(7.5)	(14.0)
Net income attributable to noncontrolling interests	0.8	0.6
Net loss attributable to Diebold Nixdorf	$(8.3)	$(14.6)

Basic and diluted weighted-average shares outstanding	37.6	37.6

Basic and diluted loss per share	$(0.22)	$(0.39)

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED (in millions)

	Three months ended
	March 31, 2025	March 31, 2024
Cash flow from operating activities
Net loss	$(7.5)	$(14.0)
Adjustments to reconcile net loss to cash flow provided (used) by operating activities:
Depreciation and amortization	12.4	9.1
Amortization of fair valued assets	21.5	24.2
Amortization of deferred financing costs into interest expense	1.5	0.4
Share-based compensation	3.0	1.9
Debt prepayment costs - Exit Facility	—	2.0
Deferred income taxes	(2.0)	(2.2)
Loss on foreign currency translation	17.3	(1.8)
Other	(1.4)	(1.1)
Changes in certain assets and liabilities:
Trade receivables	0.4	49.1
Inventories	(4.8)	(56.1)
Accounts payable	(23.5)	16.1
Income taxes	(8.1)	(11.9)
Deferred revenue	55.2	10.9
Certain other assets and liabilities	(48.3)	(50.1)
Net cash provided (used) by operating activities	15.7	(23.5)
Cash flow from investing activities
Capital expenditures	(7.9)	(6.7)
Capitalized software development	(1.7)	(6.2)
Net short-term investment activity	9.6	(6.0)
Proceeds from sale of assets	—	0.9
Net cash used by investing activities	—	(18.0)
Cash flow from financing activities
Dividends paid to noncontrolling interest shareholder	(2.0)	—
Debt issuance costs	—	(4.6)
Revolving credit facility, net	—	50.0
Debt prepayment costs	—	(2.0)
Repayment of exit facility	—	(200.0)
Treasury share activity	(9.6)	—
Other	(1.2)	(1.4)
Net cash used by financing activities	(12.8)	(158.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6.0	(4.7)
Change in cash, cash equivalents and restricted cash	8.9	(204.2)
Cash, cash equivalents and restricted cash at the beginning of the period	311.3	592.3
Cash, cash equivalents and restricted cash at the end of the period	$320.2	$388.1

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

Note 1. Profit and loss summary ($ in millions):

Three months ended March 31, 2025 compared to three months ended March 31, 2024.

	Three months ended March 31, 2025
	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	Selling, G&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$508.5	$332.6	$841.1	$391.3	$247.4	$638.7	$202.4	24.1%	$151.8	$22.7	$(1.7)	$29.6	3.5%
Restructuring and transition - personnel	—	—	—	(10.5)	(0.3)	(10.8)	10.8		(5.4)	(2.4)	—	18.6
Other savings initiatives	—	—	—	—	—	—	—		(1.4)	—	—	1.4
Other	—	—	—	—	—	—	—		0.3	—	1.4	(1.7)
Non-GAAP Adjusted results	$508.5	$332.6	$841.1	$380.8	$247.1	$627.9	$213.2	25.3%	$145.3	$20.3	$(0.3)	$47.9	5.7%

	Three months ended March 31, 2024
	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	Selling, G&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$524.8	$370.6	$895.4	$408.7	$278.1	$686.8	$208.6	23.3%	$161.6	$24.2	$(1.0)	$23.8	2.7%
Restructuring and transition - personnel	—	—	—	(16.3)	(0.6)	(16.9)	16.9		(11.0)	(3.0)	—	30.9
Other savings initiatives	—	—	—	—	—	—	—		(5.8)	—	—	5.8
Refinancing related costs	—	—	—	—	—	—	—		(7.0)	—	0.1	6.9
Divestitures and asset sales	—	—	—	—	—	—	—		—	—	0.9	(0.9)
Legal deal matters	—	1.7	1.7	—	1.0	1.0	0.7		(0.2)	—	—	0.9
Other	—	—	—	—	1.1	1.1	(1.1)		—	—		(1.1)
Non-GAAP Adjusted results	$524.8	$372.3	$897.1	$392.4	$279.6	$672.0	$225.1	25.1%	$137.6	$21.2	$—	$66.3	7.4%

	Three months ended
	March 31, 2025			March 31, 2024
	Services	Products	Total	Services	Products	Total
Gross Profit	$117.2	$85.2	$202.4	$116.1	$92.5	$208.6
Restructuring and transition - personnel	10.5	0.3	10.8	16.3	0.6	16.9
Legal deal matters	—	—	—	—	0.7	0.7
Other	—	—	—	—	(1.1)	(1.1)
Non-GAAP Adjusted Gross Profit	$127.7	$85.5	$213.2	$132.4	$92.7	$225.1

Restructuring and transition - personnel expenses incurred during 2025 and 2024 relate to the cost savings initiative focused on operational simplification and automation of processes, and include severance and payroll of employees transitioning out of the organization. Costs of third-parties assisting with the execution of the program are categorized as other savings initiatives. Refinancing related costs incurred in 2024 are advisor fees for the Company's restructuring process to optimize the capital structure that do not qualify for capitalization. Legal deal matters in 2024 primarily relates to third-party expenses and fees paid by the company and vendor adjustments in a foreign jurisdiction.

Note 2. Reconciliation of net loss to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):

	Three months ended
	March 31, 2025	March 31, 2024
Net loss	$(7.5)	$(14.0)
Income tax benefit	(2.2)	(3.1)
Interest income	(1.5)	(4.2)
Interest expense	21.5	43.6
Depreciation and amortization	34.9	35.1
EBITDA	45.2	57.4
Share-based compensation	3.0	1.9
Foreign exchange loss (gain), net	18.5	(0.4)
Restructuring and saving initiative expenses	20.0	36.7
Equity in loss of unconsolidated subsidiaries, net	2.3	2.9
Non-routine (income) expense, net	(1.7)	(1.1)
Miscellaneous gain, net	—	(1.0)
Refinancing related costs	—	6.9
Adjusted EBITDA	$87.3	$103.3
Adjusted EBITDA as a % of revenue	10.4%	11.5%

The company defines EBITDA as net income (loss) excluding income tax benefit (expense), net interest expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange gain/loss net, miscellaneous gain, net (2024 period only), equity in earnings (loss) of unconsolidated subsidiaries, restructuring and savings initiative expenses, refinancing related costs, and non-routine (income) expenses, net as outlined in Note 1 of the Non-GAAP measures.

Deferred financing fee amortization is included in interest expense; as a result, the company has excluded such fees from the depreciation and amortization caption. Depreciation and amortization includes $1.0 and $1.8 for the three months ended March 31, 2025 and 2024, respectively, of amortization of cloud-based software implementation represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included in selling and administrative expenses.

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

Note 3. Net debt is calculated as follows ($ in millions):

	March 31, 2025	December 31, 2024	March 31, 2024
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$328.3	$328.2	$407.3
Debt instruments	(966.0)	(966.0)	(1,115.5)
Net debt (Non-GAAP measure)	$(637.7)	$(637.8)	$(708.2)

We believe that cash, cash equivalents, restricted cash, and short-term investments on the balance sheet that net cash against outstanding debt, presented as net debt above, is a meaningful measure.

Note 4. Reconciliation of GAAP net income (loss) attributable to Diebold Nixdorf, Incorporated to adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated:

	Three months ended
	March 31, 2025		March 31, 2024
($ in millions, except per share data)	$	EPS[4]	$	EPS[4]
Net loss	$(7.5)	$(0.20)	$(14.0)	$(0.37)
Net income attributable to noncontrolling interests	0.8	0.02	0.6	0.02
Net loss attributable to Diebold Nixdorf	$(8.3)	$(0.22)	$(14.6)	$(0.39)
Restructuring and other savings initiative expenses	20.0	0.53	36.7	0.98
Refinancing related costs	—	—	6.9	0.18
Divestitures and asset sales	—	—	(0.9)	(0.02)
Legal deal matters	—	—	0.9	0.02
Other	(1.7)	(0.05)	(1.1)	(0.03)
Tax benefit of Non-GAAP adjustments	(7.5)	(0.20)	(14.4)	(0.38)
Total adjusted net income (Non-GAAP measure)	$3.3	$0.09	$14.1	$0.38
Net income attributable to noncontrolling interests	0.8	0.02	0.6	0.02
Total adjusted net income attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$2.5	$0.07	$13.5	$0.36
Foreign exchange loss (gain), net[5]	18.5	0.49	(0.4)	(0.01)
Tax impact of foreign exchange gain (loss)	$(7.2)	(0.19)	$0.1	0.00
Total adjusted net income attributable to Diebold Nixdorf, Incorporated excluding foreign exchange loss (gain), net (Non-GAAP measure)	$13.8	$0.37	$13.2	$0.35
4 - Calculated using company weighted average shares over the period.
5 - The foreign exchange (loss) gain, net is primarily driven by non-dollar intercompany loans (BRL and EUR) on USD functional entities which have generated non-cash unrealized losses due to a weakening dollar and did not impact core operations.

PR_25-4164